PROMISSORY NOTE


$66,000,000.00                                December __, 1996


     FOR VALUE RECEIVED, the undersigned, ST. CLAIR SQUARE LIMITED PARTNERSHIP, an Illinois limited partnership, whose sole general partner is St. Clair Square GP, Inc., an Illinois corporation (hereinafter called "Maker"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, (hereinafter, together with all subsequent holders of this Note, called "Payee") on or before the ____ day of December, 1999 (the "Maturity Date"), as hereinafter provided, the principal sum of SIXTY-SIX MILLION AND NO/100 DOLLARS ($66,000,000.00), or so much thereof as may actually be advanced from time to time, together with interest on the unpaid principal balance from time to time outstanding at the rate per annum equal to the "Base Rate" of interest as it fluctuates; provided, however, subject to the limitations stated herein, the Maker may elect in accordance with the procedures set forth below to have interest accrue and be paid on all or a portion of the outstanding principal balance hereof at a rate per annum equal to the "Fixed Increment Rate" (as defined below).

DEFINED TERMS:

     "AGENT": Payee in its capacity as Agent for the Banks (as defined below) pursuant to an Intercreditor Agreement entered into pursuant to the Loan Agreement (as defined below) and in its capacity as agent for the Banks under the Security Documents (as defined below), and shall be deemed to refer to Payee in its individual capacity as a Bank where the context so requires.

     "BANKS":  As that term is defined in the Loan Agreement.

     "BASE RATE": An interest rate per annum, fluctuating daily, equal to the higher of (a) the rate announced by Payee from time to time at its principal office in San Francisco, California as its prime rate in effect on such day, or (b) the Federal Funds Rate (as defined below) in effect on such day plus one-half percent (0.5%)(i.e. 50 base points) per annum. Neither the Base Rate nor the prime rate of Payee is necessarily intended to be the lowest rate of interest charged by Payee in connection with extensions of credit. Each change in the prime rate or the Federal Funds Rate shall result in a corresponding change in the Base Rate and such change shall be effective on the effective date of such change in the prime rate or Federal Funds Rate.

     "FEDERAL FUNDS RATE": On any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the "Business Day" (as defined below) next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Payee on such day of such transactions as determined by Payee.

     "FIXED INCREMENT RATE": The "Fixed LIBO Rate" (as defined below), plus one and one-half percent (1.50%) (i.e. 150 basis points) per annum.

     "FIXED LIBO RATE": With respect to any "Fixed Period" (as defined below), the rate per annum which is equal to the quotient of the average rate per annum (determined solely by Agent and rounded upwards, if necessary, to the next higher 1/16 of 1%) at which deposits in United States Dollars are offered to Payee by brokers in the London interbank market as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Fixed Period, in an amount equal to the "Fixed Increment" (as defined below) so requested and for a period equal to such Fixed Period. Each determination of the Fixed LIBO Rate by Agent shall, in absence of manifest error, be conclusive and binding.

     "RESERVE REQUIREMENT": The daily average during the Fixed Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Fixed Period) which is imposed under "Regulation D" (as defined below) against "Eurocurrency liabilities" as defined in Regulation D. Each determination by Agent of the Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "REGULATION D": Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REGULATION K": Regulation K of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to the international and foreign activities of United States banking organizations applicable to member banks of the Federal Reserve System.

     "LOAN": The loan advanced under this Note and evidenced hereby and by the other Security Documents.

     "EVENT OF DEFAULT": As that term is defined in the "Mortgage" (as defined below).

     "SECURITY DOCUMENTS": As that term is defined in the Mortgage.

     "FIXED INCREMENT": The portion of the outstanding principal balance hereof specified by Maker to Agent effective as of the applicable "Fixed Period Commencement Date" (as defined below); provided, however, in no event shall any such Fixed Increment be less than One Million and No/100 Dollars ($1,000,000.00).

     "FIXED PERIOD": A period as designated by Maker which is thirty (30), sixty (60), ninety (90), one hundred twenty (120), one hundred eighty (180) or three hundred sixty (360) days, commencing on the Fixed Period Commencement Date. Notwithstanding the foregoing, in no event shall any Fixed Period extend beyond the Maturity Date.

     "FIXED PERIOD COMMENCEMENT DATE": The proposed commencement of the applicable Fixed Period.

     "BUSINESS DAY": (a) With respect to any advance, payment or rate determination for a Fixed Increment, a day, other than a Saturday or Sunday, on which Agent is open for business in San Francisco and on which dealings in United States Dollars are carried on in the London interbank market; and (b) for all other purposes, any day of the week (but not a Saturday, Sunday or holiday) on which the offices of Agent are open to the public for carrying on substantially all of Agent's business functions. Unless specifically referenced in this Note as a Business Day, all references to "days" shall be to calendar days.

SELECTION OF FIXED INCREMENT RATE

     If the Maker elects to have the Fixed Increment Rate apply, it shall advise the Agent in writing of its election and the Fixed Period and Fixed Increment for which the Maker desires said rate to apply not later than 11:00 a.m., Pacific Standard Time or Pacific Daylight Time (as applicable), three (3) Business Days prior to the Fixed Period Commencement Date. Any such election may be made only (i) once during any thirty (30) day period and
(ii) while no Event of Default is in existence and no event has occurred which with notice and/or lapse of time would constitute an Event of Default. After Maker has designated a Fixed Increment to which the Fixed Increment Rate shall apply, such rate shall apply to the Fixed Increment for the duration of the Fixed Period. At any one time during the term hereof, no more than three (3) Fixed Increments may be outstanding. If the Maker elects the Fixed Increment Rate, but the applicable Fixed Period will commence on a date which is not a Business Day, such Fixed Period shall be deemed to commence on the next Business Day after it would otherwise commence, and any interest which accrues hereunder in the interim shall accrue at the Base Rate.

     Notwithstanding anything contained herein to the contrary, if the Maker elects the Fixed Increment Rate to apply but the Payee is unable for any reason to obtain funds from Payee in the amount of the Fixed Increment elected for the Fixed Period elected, interest on such Fixed Increment shall accrue at the Base Rate unless and until a new election of the Fixed Increment Rate is made by Maker and the Payee is then able to obtain such funds.

     In the absence of an effective election by Maker of the Fixed Increment Rate in accordance with the above procedures prior to the expiration of the then current Fixed Period with respect to any Fixed Increment, Payee shall be deemed to have elected that such Fixed Increment thereafter bear interest at the Fixed Increment Rate for a Fixed Period of thirty (30) days.

SPECIAL PROVISIONS APPLICABLE TO LIBO RATE PROVISIONS.
Notwithstanding any other provisions hereof:

     A. CHANGE IN LAW: If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Payee with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Payee to make, maintain or fund advances at the Fixed Increment Rate, Payee shall forthwith give notice thereof to Agent and Maker. Before giving any notice Payee shall designate a different LIBO lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to Payee (as determined in good faith by Payee). Upon receipt of such notice, Maker shall either (i) repay in full the then outstanding principal amount of any Fixed Increment, together with accrued interest thereon, or (ii) convert such Fixed Increments to the Base Rate, either (a) on the last day of the then-current Fixed Period applicable to such Fixed Increment if Payee may lawfully continue to maintain and fund advances at the Fixed Increment Rate to such day or (b) immediately if Payee may not lawfully continue to fund and maintain advances at the Fixed Increment Rate to such day.

     B. INCREASED COSTS. If, after the date hereof, any governmental authority, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, the Reserve Requirement and any other reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Payee, or shall impose on Payee (or its eurodollar lending office) or the interbank eurodollar market any other condition affecting Fixed Increments, this Note, or Payee's obligation to permit Maker to elect to have the Fixed Increment Rate apply to a Fixed Increment; and the result of any of the foregoing is to increase the cost to Payee of making or maintaining advances at the Fixed Increment Rate, or to reduce the amount of any sum received or receivable by Payee hereunder, by an amount deemed by Payee to be material, then, within five (5) days after demand by Payee, Maker shall pay to Agent, on behalf of Payee, such additional amount or amounts as will compensate Payee for such increased cost or reduction.
Payee will use good faith and reasonable efforts to designate a different LIBO lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of Payee, be disadvantageous to Payee.
A certificate of Payee claiming compensation under this Paragraph B and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If Payee demands compensation under this Paragraph B, then Maker may at any time, upon at least five (5) Business Days' prior notice to Agent and Payee either (i) repay in full all then outstanding Fixed Increments, together with accrued interest thereon on the date of prepayment or (ii) convert such Fixed Increments to the Base Rate; provided, however, that Maker shall be liable for any "Consequential Loss" (as defined below) arising pursuant to such actions, unless the requirement or condition giving rise to the incurred costs is not generally applicable to lenders similar to Payee, but rather is applicable solely to Payee.

     C. PAYMENTS NOT AT END OF INTEREST PERIOD. If Maker makes any payment of principal with respect to any Fixed Increment on any day other than the last day of a Fixed Period applicable to such Fixed Increment (other than any such payment required by Paragraph A(ii)(b) above), then Maker shall reimburse Agent, on behalf of Payee, on demand the Consequential Loss incurred by Payee as a result of the timing of such payment. A certificate of Payee setting forth in reasonable detail the basis for the determination of the amount of Consequential Loss shall be delivered to Agent and Maker by Payee and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a Fixed Increment to the Base Rate on any day other than the last day of the Fixed Period for such Fixed Increment shall be deemed a payment for purposes of this Paragraph C.

     D. EFFECT ON FIXED INCREMENTS. If notice has been given pursuant to Paragraph A above requiring a Fixed Increment to be repaid or converted, then unless and until Payee notifies Agent and Maker that the circumstances giving rise to such repayment or conversion no longer apply, Maker shall not have the right to elect to have the Fixed Increment Rate apply. If Payee notifies Agent and Maker that the circumstances giving rise to such repayment or conversion no longer apply, Maker may thereafter elect to have the Fixed Increment Rate apply in accordance with the terms of this Note.

     E. NOTICE. Payee shall notify Agent and Maker of any event occurring after the date hereof entitling Payee to compensation under Paragraph B above within 45 days after Payee obtains actual knowledge thereof; provided that if Payee fails to give such notice to Maker within 45 days after it obtains actual knowledge of such an event, Payee shall, with respect to compensation payable pursuant to such Paragraph B in respect of any costs resulting from such event, only be entitled to payment under Paragraph B for costs incurred from and after the date 45 days prior to the date that Payee gives such notice.

     F. CONSEQUENTIAL LOSS. The term "Consequential Loss" shall mean any loss, cost or expense incurred by Payee (or by Agent on behalf of Payee) as a result of the payment or conversion of any Fixed Increment on a day other than the last day of the Fixed Period applicable thereto or in the redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of such conversion including the sum of (i) the interest which, but for the payment or conversion Payee would have earned in respect of such principal amount, reduced, if Payee is able to redeposit, redeploy, or reinvest such principal amount by the interest earned by Payee as a result of so redepositing, redeploying or reinvesting such principal amount, plus (ii) any expense or penalty incurred by Payee on redepositing, redeploying or reinvesting such principal amount.

GENERAL PROVISIONS:

     The Maturity Date for full repayment of the Loan may be extended by Maker for one period of two (2) years, upon the written request of Maker given not less than ninety (90) days and not more than one-hundred twenty (120) days prior to the Maturity Date, such extension being subject to satisfaction of the following:

          (a) Payment at the Maturity Date by Maker of an extension fee equal to one-fourth percent (1/4%) of the sum of
(i) the then-outstanding principal amount of this Note as of the date of the extension, plus (ii) any additional portion of the principal amount of this Note which Maker is entitled to request or Payee is obligated to advance;

          (b) Payment at the Maturity Date by Maker of any tax, together with penalties and interest thereon (if any), due to either St. Clair County or the State of Illinois in connection with the Loan or any extension thereof;

          (c) The delivery by Maker to Agent of an extension agreement and such other documentation as Agent may reasonably require in connection therewith, all of which shall be in form and substance acceptable to Agent, but none of which shall impose terms materially different than those set forth herein and in the Security Documents;

          (d) The delivery by Maker to Agent of written consent to such extension from all guarantors of this Note and from the owner of the Mortgaged Property (as defined in the Mortgage) if such owner is a party other than Maker;

          (e) At the time of such notice and extension, there shall exist no uncured Event of Default hereunder or under any other Security Documents;

          (f) Maker shall deliver to Agent an opinion of counsel in form and substance acceptable to Agent, stating that, inter alia, the Security Documents create valid and binding obligations of the Maker and all guarantors, and the transactions evidenced thereby violate no provisions of applicable law;

          (g) Maker shall deliver to Agent an endorsement to or reissuance of the existing title insurance policy held by Payee in connection with the Loan, stating that the coverage afforded thereby, or the agreements thereunder, shall not be affected because of such extension;

          (h) On the date that any written request for extension is given by Maker to Agent, and on the date that such extension is to commence, the delivery by Maker to Agent of evidence satisfactory to Agent that the following minimum leasing requirements exist:

               (i) the four anchor tenants (i.e. Sears, Roebuck & Co., Dillard Department Stores, Inc., Famous Barr and J.
     C. Penney) are in possession of their space pursuant to leases which are in full force and effect and are paying rent; and

               (ii) bona fide third party leases of eighty-five percent (85%) of the rentable square footage of the Improvements leased to mall shop tenants are in full force and effect with tenants under said leases in possession of their space and paying rent.

          (i) An MAI appraisal of the Mortgaged Property and Improvements (each as defined in the Mortgage) prepared by Agent or any other party contracted by or acceptable to Agent within sixty (60) days prior to the Maturity Date indicating a "Value" (as that term is defined in the fourth sentence of Paragraph 6.5 of the Loan Agreement) of not less than the Value of the Mortgaged Property and Improvements as determined by Agent and/or Payee in approving the Loan, and indicating a then current loan to value ratio of seventy-five percent (75%) or less;

          (j) The delivery by Maker to Agent of all financial information reasonably requested by Agent as provided for in the Mortgage;

          (k) Maker shall pay, at its sole cost and expense, all costs incurred by Agent and/or Payee in connection with such extension, including appraisal fees, and such other professional services which Agent and/or Payee in good faith determines at the time such extension is requested are necessary to satisfy any Legal Requirement (as defined in the Mortgage) or to protect the value of the Mortgaged Property and Improvements (including, without limitation, inspection fees, survey and survey recertification fees, reasonable legal fees and fees for environmental studies and reports). Agent and/or Payee shall, at Maker's request, give Maker a good faith estimate of the types of professional services which will be required by Agent and/or Payee, and the approximate costs thereof, in connection with a contemplated extension request. The payment by Maker of these costs and expenses shall not be credited, in any way or to any extent, against any portion of the outstanding balance of this Note; and

          (l) The delivery of Maker to Agent of current financial statements from all guarantors of this Note, in form and substance reasonably acceptable to Payee.

     Maker hereby agrees that neither Agent nor Payee shall have any commitment or obligation to extend the Maturity Date beyond December __, 1999 unless Maker satisfies all of the conditions for extension set forth in paragraphs (a) through (k) above.

     Interest based on a 360-day year will be accrued on the number of days funds are actually outstanding. Interest shall be calculated on a daily basis and shall be payable monthly on the first day of each and every month following the date hereof until the Maturity Date, at which time all accrued and unpaid interest and the unpaid principal balance hereof shall be due and payable in full.

     All payments on this Note shall, at the option of Agent, be applied first to the payment of accrued but unpaid interest, and any remainder shall be applied to reduction of the principal balance hereof. All payments hereunder shall be made to Agent at c/o Wells Fargo Bank, National Association, 111 Sutter Street, 8th Floor, San Francisco, California 94104, or at such other address as Payee and Agent may from time to time designate in writing to Maker.

     Except as otherwise specifically provided in the Security Documents, Maker and any endorsers or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof. Maker and any endorsers or guarantors hereof agree that the time for any payments hereunder may be extended from time to time without notice and consent to the acceptance of further security or the release of any existing security for this Note, all without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note even though Maker is not a party to such agreement.

     If a default is made in the payment, in whole or in part, of any sum provided for herein when due and such default is not cured within fifteen (15) days after written notice thereof from Agent to Maker, or if an Event of Default shall occur under any of the Security Documents, then Agent may, at its option, without further notice or demand, except as otherwise specifically provided in the Security Documents, on behalf of Payee declare the unpaid principal balance and accrued interest on this Note at once due and payable, foreclose all deeds of trust, mortgages and liens securing payment hereof, pursue any and all other rights, remedies, and recourses available to Agent and/or Payee, or pursue any combination of the foregoing, all remedies hereunder and under the Security Documents being cumulative.

     Failure to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to any other event. The acceptance by Agent or Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of Agent.

     If any payment required under this Note is not paid within fifteen (15) days after written notice has been given to Maker that the same has become due and payable, Agent may require a late charge for late payment to compensate for the Payee's loss of use of funds and for the expenses of handling the delinquent payment, in an amount not to exceed four percent (4%) of such delinquent payment. Said late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the indebtedness hereunder is accelerated by the Agent on behalf of Payee, this paragraph shall apply only to payments overdue prior to the time of such acceleration. This paragraph shall not be deemed to be a waiver of Agent's right on behalf of Payee to accelerate payment of this Note under the terms hereof.

     Maker shall have the right prior to the Maturity Date, upon ten (10) days' prior written notice, to prepay all or any portion (except any portion constituting a Fixed Increment during its applicable Fixed Period) of the principal balance owing hereunder from time to time without the payment of any premium or penalty; provided, however, that (a) if such prepayment is only a partial payment of the then outstanding principal balance hereof, such prepayment shall be accompanied by the payment of all accrued but unpaid interest on the portion of the outstanding principal balance of the Note being so paid through the date the prepayment is made, and (b) for same day credit all monies shall be received at Agent's office at c/o Wells Fargo Bank, National Association, 111 Sutter Street, 8th Floor, San Francisco, California 94104 on or before 11:00 a.m., Pacific Standard Time or Pacific Daylight Time (as applicable). All monies received after this time shall be deemed received on the following Business Day and shall continue to accrue interest at the Base Rate to the date funds are deemed received.

     Maker shall have the right to prepay any Fixed Increment during its applicable Fixed Period only upon payment to Agent, on behalf of Payee, at the time of such prepayment, of an amount (the "Fixed Increment Liquidation Amount") equal to the excess of
(i) the interest that would have been payable by Maker for such Fixed Increment for the remainder of the applicable Fixed Period at the applicable Fixed Increment Rate had such prepayment not been made by Maker, over (ii) the interest to be earned on sums equal to the amount of such Fixed Increment for the remainder of the applicable Fixed Period as invested by Payee in an interest bearing obligation of Payee's selection, in its sole and absolute discretion.

     In addition, in any such event, the provisions of the immediately preceding paragraph hereto (relating to the obligation of Maker to pay to Agent on behalf of Payee certain amounts in the event of the prepayment of a Fixed Increment prior to the last day of the applicable Fixed Period) shall apply with respect to any Fixed Increment prepaid by Maker prior to the last day of the applicable Fixed Period as a result of the acceleration by Agent on behalf of Payee of the outstanding principal balance hereof.

     Upon the occurrence of an Event of Default, at the option of the Agent, on behalf of Payee, all amounts payable hereunder or under the Security Documents shall bear interest for the period beginning with the date of occurrence of such Event of Default at a rate of interest per annum (the "Default Rate"), payable on the first day of each and every month, equal to three percent (3%) above the Base Rate, as it fluctuates, or three percent (3%) above the Fixed Increment Rate, whichever is applicable.

     Notwithstanding any other provision of this Note to the contrary, from and after the Maturity Date of this Note, or such earlier date as the unpaid principal owing on this Note becomes due and payable upon acceleration or otherwise pursuant to the terms hereof, the whole of the unpaid principal and, to the fullest extent permitted by law, interest owing on this Note, shall thereafter bear interest until paid in full at the Default Rate.

     All amounts payable hereunder are payable in lawful money of the United States of America. Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys' fees, whether or not any legal action shall be instituted to enforce this Note.

     This Note is issued pursuant to the Loan Agreement of even date herewith executed by Maker, Agent and the Banks party thereto (the "Loan Agreement") and is secured, inter alia, by that certain Mortgage, Security Agreement and Assignment of Leases and Rents of even date herewith from Maker to Agent, for the benefit of Agent on behalf of the Banks (the "Mortgage"), covering certain real and personal property situated in St. Clair County, Illinois, as more particularly described therein. All of the agreements, conditions, covenants, warranties, representations, provisions and stipulations made by or imposed upon Maker under the Security Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully inserted herein, and Maker covenants and agrees to keep and perform the same, or cause them to be kept and performed, strictly in accordance with their terms. This Note is given for business purposes and none of the proceeds of the Loan or this Note will be used for personal, family or household purposes.

     If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Maker under this Note. If the Maker is a partnership, each general partner of Maker shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that, upon an occurrence of an Event of Default hereunder or under any of the Security Documents, Agent or Payee exhaust any assets of Maker before proceeding against such general partner's assets.

     MAKER AGREES THAT TIME IS OF THE ESSENCE IN THE PERFORMANCE
OF ALL OBLIGATIONS HEREUNDER.

     This Note shall be governed by and construed according to the laws of the State of Georgia.

     It is expressly stipulated and agreed to be the intent of Maker, Agent and Payee at all times to comply with the applicable law now or hereafter governing the interest payable on this Note or the Loan (or applicable United States federal law to the extent that it permits the Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under Georgia law). If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note, or under any of the Security Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Agent's or Payee's exercise of the option herein contained to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker's having paid any interest in excess of that permitted by applicable law, then it is Maker's, Agent's and Payee's express intent that all excess amounts theretofore collected by Agent or Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and the provisions of this Note and the Security Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

     All sums paid or agreed to be paid to Agent on behalf of Payee for the use, forbearance or detention of the indebtedness evidenced hereby and by the other Security Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Loan for so long as debt is outstanding under the Loan.

     The term "Maker" as used in this Note shall mean and have reference to, collectively, all parties and each of them directly or indirectly obligated for the indebtedness evidenced by this Note, whether as principal maker, endorser, guarantor, or otherwise, together with all parties who have acquired the property conveyed by the Mortgage or any portion or portions thereof, together with the respective heirs, administrators, executors, legal representatives, successors and assigns of each of the foregoing.

     All notices hereunder shall be given at the following addresses: If to Maker, c/o St. Clair Square GP, Inc., One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421,
Attention: President. If to Agent or Payee, Suite 1805, 2859 Paces Ferry Road, Atlanta, Georgia 30339, with a copy of all notices to Chief Credit Officer - Real Estate Group, Wells Fargo Bank, National Association, 420 Montgomery Street, 6th Floor, San Francisco, California 94163. Either party may change their address for notice purposes upon giving thirty (30) days' prior notice thereof to the other party in accordance with this paragraph. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, if sent by national overnight courier providing documentation of receipt, if delivered in person, or if sent by prepaid telegram, telex or telecopy, with a copy of any communication so sent by telegram, telex or telecopy being sent by mail, overnight courier or personal delivery as aforesaid.
Any notice mailed as above provided shall be effective three (3) business days after its deposit in the custody of the United States Postal Service; all other notices shall be effective upon receipt.

     Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     IN WITNESS WHEREOF, this Note has been duly executed under seal in Chattanooga, Tennessee on the date first above written.

                              "MAKER"

                              ST. CLAIR SQUARE LIMITED
                              PARTNERSHIP, an Illinois limited
                              partnership

                              By:  St. Clair Square GP, Inc., an
                                   Illinois corporation, as sole
                                   general partner of St. Clair
                                   Square Limited Partnership

                                   By:________________________
                                            John N. Foy
                                Its   Executive Vice President

                                   Attest:____________________
                                            Joan C. Perry
                                            Its:  Assisitant Secretary
                                           (CORPORATE SEAL)

     This signature page is attached to and is a part of that certain Promissory Note in the original principal amount of Sixty-Six Million and No/100 Dollars ($66,000,000.00) from St. Clair Square Limited Partnership, as "Maker," to Wells Fargo Bank, National Association, as "Payee."